Exhibit 99.1

Lexmark revises financial outlook

LEXINGTON, Ky., July 12, 2012 – Lexmark International, Inc. (NYSE: LXK) today announced that second quarter 2012 financial results will be lower than expected.

Based on a preliminary analysis of second quarter financial results, the company currently expects second quarter revenue to decline about 12 percent year over year. This compares to the guidance that the company previously provided in April for the second quarter of an expected revenue decline between 7 to 9 percent year over year.

GAAP earnings per share are now expected to be in the range of $0.53 to $0.55, or $0.87 to $0.89, excluding approximately $0.34 for restructuring-related and acquisition-related adjustments. This compares to the GAAP earnings per share guidance that the company previously provided for the second quarter of $0.65 to $0.75, or $0.95 to $1.05, excluding approximately $0.30 per share for restructuring-related and acquisition-related adjustments.

This revised second quarter outlook reflects a weaker than expected demand environment, particularly in Europe, and a larger than expected impact from unfavorable changes in currency exchange rates. The weaker demand environment prevented the company from overcoming this currency shift.

Looking ahead, the company expects these same factors to impact the second half of 2012 and will provide an update on its full year 2012 outlook on the company’s upcoming earnings conference call scheduled for Tuesday, July 24, 2012.

No conference call will be held in conjunction with this revised financial outlook and the company will have no further comment on this until its upcoming second quarter earnings release.

Upcoming Second Quarter Earnings Conference Call Information

The company will be hosting a conference call with securities analysts on Tuesday, July 24, 2012 at 8:30 a.m. (EDT). A live broadcast and a complete replay of this call can be accessed from Lexmark’s investor relations website at http://investor.lexmark.com. If you are unable to connect to the Internet, you can access the call via telephone at 888-693-3477 (outside the U.S. by calling 973-582-2710) using access code 93473401.

About Lexmark

Lexmark International, Inc. (NYSE: LXK) provides businesses of all sizes with a broad range of printing and imaging products, software, solutions and services that help customers to print less and save more. Perceptive Software, a Lexmark company, is a leading provider of process and content management software that helps organizations fuel greater operational efficiency. In 2011, Lexmark sold products in more than 170 countries and reported more than $4 billion in revenue.

To learn more about Lexmark, please visit www.lexmark.com. For more information on Perceptive Software, please visit www.perceptivesoftware.com.

For more information on Lexmark, see the Lexmark Facebook page and follow us on Twitter.

For more information about Perceptive Software, please visit the company’s Facebook and Twitter profiles.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, continued economic uncertainty related to volatility of the global economy, fluctuations in foreign currency exchange rates; inability to realize all of the anticipated benefits of the Company’s acquisitions; reliance on international production facilities, manufacturing partners and certain key suppliers; inability to be successful in the Company’s transition to higher-usage business platforms; market acceptance of new products and pricing programs; decreased supplies consumption; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller, including loss of retail shelf placements; periodic variations affecting revenue and profitability; excessive inventory for the Company and/or its reseller channel; failure to manage inventory levels or production capacity; credit risk associated with the Company’s customers, channel partners, and investment portfolio; aggressive pricing from competitors and resellers; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; entrance into the market of additional competitors focused on printing solutions and software solutions, including enterprise content management and business process management solutions; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; possible changes in the size of expected restructuring costs, charges, and savings; failure to implement workforce reductions and execute planned cost reduction measures; changes in the Company’s tax provisions or tax liabilities; fees on the Company’s products or litigation costs required to protect the Company’s rights; inability to obtain and protect the Company’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which the Company may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; conflicts among sales channels; the failure of information technology systems; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

Investor Contact:
John Morgan
(859) 232-5568
jmorgan@lexmark.com

Media Contact:
Jerry Grasso
(859) 232-3546
ggrasso@lexmark.com